Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 2009 related to the balance sheet of Apollo Commercial Real Estate Finance, Inc. as of July 9, 2009, appearing in Registration Statement No. 333-160533 of Apollo Commercial Real Estate Finance, Inc.

/s/ Deloitte & Touche LLP

New York, New York

September 29, 2009